Exhibit 4.7

SCHEDULE

to the

Master Agreement

dated as of May 19, 2004

between

Barclays Bank PLC	and	World Financial Network Credit Card Master Note Trust

(“Barclays”)		(the “Counterparty”)

The only Transaction that will be governed by the terms of this Agreement will be the Class C Swap (as defined in the Indenture).  References in the Agreement to “Transactions” or “Transaction” shall be deemed to be references to the Class C Swap.

Part 1

Termination Provisions

In this Agreement:-

(1)                                  “Specified Entity” shall not apply.

(2)                                  The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Barclays and will not apply to the Counterparty.

(3)                                  The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Barclays and will not apply to the Counterparty.

(4)                                  The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Barclays and will not apply to the Counterparty.

(5)                                  The “Default Under Specified Transaction” provisions of Section 5(a)(v) will not apply to Barclays and will not apply to the Counterparty.

(6)                                  The “Cross Default” provisions of Section 5(a)(vi) will not apply to Barclays and will not apply to the Counterparty.

(7)                                  The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Barclays and will not apply to the Counterparty.

(8)                                  The “Tax Event” provisions of Section 5(b)(ii) will not apply to Barclays and will not apply to the Counterparty.

(9)                                  The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will not apply to Barclays and will not apply to the Counterparty.

(10)                            The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Barclays and will not apply to the Counterparty.

Copyright © 1992 by International Swap Dealers Association, Inc.

(11)                            The “Additional Termination Event” provisions of Section 5(b)(v) will apply as set forth in Part 1(15) hereof.

(12)                            The “Automatic Early Termination” provisions of Section 6(a) will not apply to Barclays and will not apply to the Counterparty.

(13)                            “Termination Currency” means United States Dollars.

(14)                            For purposes of computing amounts payable on early termination:

(a)                                  Market Quotation will apply to this Agreement; and

(b)                                 The Second Method will apply to this Agreement.

(15)                            The occurrence of the following event shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v):

(a)  the occurrence of an Additional Termination Event as forth in Part 5 (10) hereof.  If this Additional Termination Event occurs, Barclays shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.

Upon the occurrence of an Additional Termination Event, Barclays shall notify the Rating Agencies of such occurrence.

Part 2

Tax Representations

(1)                                  Payer Tax Representation:

For the purpose of Section 3(e) of this Agreement, Barclays and Counterparty each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)                                     the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)                                  the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)                               the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(2)                                  Barclays Payee Tax Representations:

For the purpose of Section 3(f), Barclays makes the following representations, which apply to Barclays with respect to that portion of its payments that are not attributable to Barclays’ U.S. trade or business:

(i)                                     With respect to payments made to Barclays that are not effectively connected to the United States: It is a non-U.S. branch of a foreign person for United States federal income tax purposes;

(ii)                                  With respect to payments made to Barclays that are effectively connected to the United States: Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States; and

(iii)                               Each payment received or to be received by Barclays in connection with this Agreement may, in whole or in part, be effectively connected with the conduct of a trade or business by Barclays in the United States and the Counterparty may treat the full amount of each such payment as effectively connected with the conduct of a trade or business by Barclays in the United States for United States information reporting purposes.

(3)                                  Counterparty Payee Tax Representation:

For the purpose of Section 3(f), the Counterparty represents that it is a United States Person for U.S. federal income tax purposes and either (a) is a financial institution or (b) is not acting as an agent for a person that is not a United States Person for U.S. federal income tax purposes.

Part 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(1)                                  For the purpose of Sections 4(a)(i) and (ii) of this Agreement, Counterparty agrees to deliver a complete and accurate United States Internal Revenue Service Form W-9 (or any applicable successor form), in a manner reasonably satisfactory to Barclays, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of Barclays, and (III) promptly upon learning that any such form previously filed by Counterparty has become obsolete or incorrect.

(2)                                  Barclays will, on demand, deliver a certificate (or, if available, the current authorized signature book of Barclays) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(3)                                  The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

(4)                                  The Counterparty will, upon execution of this Agreement, deliver a conformed copy of the Indenture and the Indenture Supplement.

(5)                                  Each party will, upon execution of this Agreement, deliver a legal opinion of counsel in form and substance satisfactory to the other party regarding this Agreement and any other matters as such other party may reasonably request.

(6)                                  The Counterparty shall supply (and/or shall instruct the Trustee to supply) Barclays with copies of the monthly servicing reports delivered to the Series 2004-A Noteholders in the form specified in the Indenture.  Copies of such accountings and/or reports shall be delivered to Barclays at the following address:

Barclays Bank PLC
5The North Colonnade
Canary Wharf
E14 4BB
e-mail address:	bgsoperations@barcap.com

Each of the foregoing documents (other than the legal opinions described in (5) above) is covered by the representation contained in Section 3(d) of this Agreement.

Part 4

Miscellaneous

(1)                                  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(2)                                  Notices.

(a)                                  In connection with Section 12(a), all notices to Barclays shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

Barclays Bank PLC

Attention:  Swap Documentation

5 The North Colonnade

Canary Wharf

E14 4BB

Telex No.:  44 (20) 7773 6810

Facsimile No.:  44 (20) 7773 6461

(b)                                 In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

World Financial Network Credit Card Master Note Trust

c/o JP Morgan Chase Bank

450 West 33rd

14th Floor

New York, NY  10001

Attention: Institutional Trust Services

Telephone No.:

Facsimile No.:

With a copy to:

World Financial Network National Bank

800 Techcenter Drive

Gahanna, OH 43230

Attention:  Treasurer

Telephone No.:  614-729-4723

Facsimile No.:  614-729-4899

(3)                                  Netting of Payments.  Section 2(c)(ii) of this Agreement will apply, with the effect that payment netting will not take place with respect to amounts due and owing in respect of more than one Transaction.

(4)                                  Offices; Multibranch Party.  For purposes of Section 10:

(a)                                  Section 10(a) will apply; and

(b)                                 For the purpose of Section 10(c):

(i) Barclays is a Multibranch Party and may act through its London and New York Offices.

(ii) The Counterparty is not a Multibranch Party.

(5)                                  Credit Support Documents.

With respect to Barclays, if applicable, any Third Party Credit Support Document delivered by Barclays shall constitute a Credit Support Document.

With respect to Barclays and the Counterparty, if applicable, any Approved Credit Support Document shall constitute a Credit Support Document.

(6)                                  Credit Support Provider.

With respect to Barclays, the party guaranteeing Barclays’ obligations pursuant to a Third Party Credit Support Document, if any, shall be a Credit Support Provider.

(7)                                 Process Agents.  The Counterparty appoints as its Process Agent for the purpose of Section 13(c):

Not applicable

Part 5

Other Provisions

(1)                                  ISDA Definitions.  Reference is hereby made to the 2000 ISDA Definitions (the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein.  Any terms used and not otherwise defined herein which are contained in the ISDA Definitions shall have the meaning set forth therein.

(2)                                  Scope of Agreement.  Notwithstanding anything contained in the Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary.  Each such Specified Transaction shall be a Transaction for the purposes of this Agreement.

(3)                                  Inconsistency.  In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern:  (i) a Confirmation; (ii) the Schedule; (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement.

(4)                                  Calculation Agent.  The Calculation Agent will be Barclays.

(5)                                  Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.  Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(6)                                  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(7)                                  No Gross-up for Counterparty.  Section 2(d) of the Agreement shall not apply with respect to the Counterparty so that the Counterparty shall not be obligated to gross up pursuant thereto.

(8)                                  Barclays Acknowledgment.  Notwithstanding anything to the contrary in this Agreement, Barclays hereby

(a)                                  acknowledges and agrees that the Counterparty has pledged its rights under this Agreement to the Trustee pursuant to the Indenture and that in the event of an Event of Default (as defined in the Indenture) the Trustee shall be entitled to exercise all rights and remedies of a secured party with respect to this Agreement; and

(b)                                 agrees that, unless notified in writing by the Trustee of other payment instructions, any and all amounts payable by Barclays to the Counterparty shall be paid to the Trustee.

(9)                                  No Petition; Limited Recourse.  Barclays hereby agrees that it shall not institute against, or join any other Person in instituting against the Counterparty any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws.  Notwithstanding the foregoing, nothing herein shall prevent Barclays from participating in any such proceeding once commenced.

Barclays hereby acknowledges and agrees that the Counterparty’s obligations hereunder will be solely the limited recourse obligations of the Counterparty, and that Barclays will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Counterparty with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Counterparty to Barclays hereunder or thereunder will be limited to the Collateral, subject to and in accordance with the terms of the priority of payments set forth in Section 4.4 of the Indenture Supplement, and on the exhaustion thereof all claims against the Counterparty arising from this Agreement or any other transactions contemplated hereby or thereby shall be extinguished.

(10)                           Ratings Downgrade Provisions.  Unless written notification to the contrary has been received from the Rating Agencies, following the occurrence of a Ratings Event I and/or a Ratings Event II, the parties shall comply with the following provisions, as applicable.

I.                                         If a Ratings Event I shall occur and be continuing with respect to Barclays, then Barclays shall, within 5 Local Business Days of the occurrence of such Ratings Event I, give notice of the occurrence of such Ratings Event I to Counterparty.  Following such notice, Barclays may either

(A)                              at its sole option and expense, provide, or cause to be provided, a Third Party Credit Support Document to Counterparty; or

(B)                                at its sole option and expense, use reasonable efforts to transfer Barclays’ rights and obligations under the Agreement and all Confirmations to another party.

Each of I(A) and I(B) above shall be subject to satisfaction of the Rating Agency Condition.

If, on or prior to the date that is 30 calendar days after the occurrence of a Ratings Event I, Barclays has provided a Third Party Credit Support Document as provided in I(A) above and the Rating Agency Condition has been satisfied, then, for so long as such Third Party Credit Support Document is in effect and the Rating Agency Condition continues to be satisfied, Barclays shall have no further obligations in respect of this Part 5(10)(I).

If,

(i) on or prior to the date that is 30 calendar days after the occurrence of a Ratings Event I, Barclays has not provided a Third Party Credit Support Document as provided in I(A) above or transferred its rights and obligations as provided in I(B) above, or

(ii) Barclays has provided a Third Party Credit Support Document as provided in I(A) above but such Third Party Credit Support Document has ceased to be in effect and/or the Rating Agency Condition is no longer satisfied, then, on the first Local Business Day following the date that is 30 calendar days after the occurrence of the Ratings Event I (in respect of (i) above) or on the first Local Business Day following the date on which the Third Party Credit Support Document referred to in (ii) above has ceased to be in effect and/or fails to satisfy the Rating Agency Condition, Counterparty may demand that Barclays deliver Eligible Collateral to Counterparty in accordance with the terms of an Approved Credit Support Document.  Notwithstanding the foregoing, Barclays’ obligations under this Part 5(10)(I) to post Eligible Collateral under the Approved Credit Support Document shall remain in effect only for so long as a Ratings Event I is continuing with respect to Barclays.

The failure by Barclays to comply with the provisions hereof shall constitute an Additional Termination Event, with Barclays as the sole Affected Party and all Transactions then outstanding between the parties as Affected Transactions.

II.                                     If a Ratings Event II shall occur and be continuing with respect to Barclays, then Barclays shall, within 5 Local Business Days of the occurrence of such Ratings Event II, give notice of the occurrence of such Ratings Event II to Counterparty.  Following such notice, Barclays shall either

(A)                              to the extent that is has not already done so in accordance with Part 5(10)(I), at its sole option and expense, provide, or cause to be provided, a Third Party Credit Support Document to Counterparty; or

(B)                                at its sole option and expense, use reasonable efforts to transfer Barclays’ rights and obligations under the Agreement and all Confirmations to another party.

Each of II(A) and II(B) above shall be subject to satisfaction of the Rating Agency Condition.

If, on or prior to the date that is 30 calendar days after the occurrence of a Ratings Event II, Barclays has provided a Third Party Credit Support Document as provided in II(A) or I(A) above and the Rating Agency Condition has been satisfied, then, for so long as such Third Party Credit Support Document is in effect and the Rating Agency Condition continues to be satisfied, then, (i) Barclays shall have no further obligations in respect of this Part 5(10)(II) and, (ii) if Barclays was delivering Eligible Collateral to Counterparty in accordance with the terms of an Approved Credit Support Document pursuant to the provisions of Part 5(10)(I) hereof, Barclays shall have no further obligations to deliver Eligible Collateral under the Approved Credit Support Document.

If,

(i) on or prior to the date that is 30 calendar days after the occurrence of a Ratings Event II, Barclays has not provided a Third Party Credit Support Document as provided in II(A) above or transferred its rights and obligations as provided in II(B) above, or

(ii) Barclays has provided a Third Party Credit Support Document as provided in II(A) or I(A) above but such Third Party Credit Support Document has ceased to be in effect and/or the Rating Agency Condition is no longer satisfied, then, on the first Local Business Day following the date that is 30 calendar days after the occurrence of the Ratings Event II (in respect of (i) above) or on the first Local Business Day following the date on which the Third Party Credit Support Document referred to in (ii) above has ceased to be in effect and/or fails to satisfy the Rating Agency Condition, and only to the extent that Barclays is not already delivering Eligible Collateral to Counterparty in accordance with the terms of an Approved Credit Support Document pursuant to the provisions of Part 5(10)(I) hereof, Barclays will deliver Eligible Collateral to Counterparty in accordance with the terms of an Approved Credit Support Document.  Notwithstanding Barclays’ posting of Eligible Collateral in accordance with the terms of the Approved Credit Support Document, Barclays shall use best efforts to either transfer its rights and obligations to an acceptable third party or to provide a Third Party Credit Support Document.  Notwithstanding the foregoing, Barclays’ obligations under this Part 5(10)(II) to find a transferee or provide a Third Party Credit Support Document and to post Eligible Collateral under the Approved Credit Support Document shall remain in effect only for so long as a Ratings Event II is continuing with respect to Barclays.

The failure by Barclays to comply with the provisions hereof shall constitute an Additional Termination Event, with Barclays as the sole Affected Party and all Transactions then outstanding between the parties as Affected Transactions.

As used herein:

“Approved Credit Support Document” means a security agreement in the form of the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), as modified by the Paragraph 13 thereto, which Paragraph 13 will be in the form of Annex A to this Agreement;

“Indenture” means the Master Indenture dated as of August 1, 2001, between World Financial Network Credit Card Master Note Trust, as Issuer, and BNY Midwest Trust Company, as Indenture Trustee, as supplemented by the Series 2004-A Indenture Supplement dated as of May 19, 2004, between World Financial Network Credit Card Master Note Trust, as the Issuer, and BNY Midwest Trust Company, as the Indenture Trustee (the “Indenture Supplement”), in each case, as amended, modified, supplemented, restated or replaced from time to time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto;

“Rating Agencies” means S&P and Moody’s;

“Rating Agency Condition” has the meaning specified in the Indenture;

“Ratings Event I” shall occur with respect to Barclays (to the extent that Barclays’ relevant obligations are rated by Moody’s) if Barclays’s long-term senior unsecured debt rating by Moody’s is lower than A1 or is A1 on negative watch or Barclays’ short-term senior unsecured debt rating by Moody’s is lower than P-1 or is P-1 on negative watch;

“Ratings Event II” shall occur with respect to Barclays (to the extent that Barclays’ relevant obligations are rated by S&P and/or Moody’s) if (a) Barclays’ short-term senior unsecured debt rating by S&P is lower than A-1 or (b) Barclays’ long-term senior unsecured debt rating by Moody’s is A3 or lower or Barclays’ short-term senior unsecured debt rating by Moody’s is P-2 or lower;

“S&P” means by Standard & Poor’s Ratings Service or any successor thereto; and

“Third Party Credit Support Document” means any agreement or instrument (including any guarantee, insurance policy, security agreement or pledge agreement) whose terms provide for the guarantee of Barclays’ obligations under this Agreement by a third party.

(11)                            Additional Representations.  Section 3 is hereby amended by adding at the end thereof the following paragraphs:

“(g)  It is an “eligible contract participant” under, and as defined in, Section 1a(12) of the Commodity Exchange Act, as amended.

(h)  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)                                     Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)                                  Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)                               Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(12)                            Amendment to Section 7 of the Agreement.  Section 7 of the Agreement is hereby amended by:

(i) adding the words “and the confirmation of the Rating Agencies” immediately following the word “party” in the third line thereof; and

(ii) adding the following sentence immediately following the final sentence thereof:

“In addition, no transfer shall be effective unless it satisfies the Rating Agency Condition.”.

(13)                            Events of Default.  Section 5(a)(i) of the Agreement is amended by substituting the following therefor:  “Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the fifth Local Business Day after notice of such failure is given to the party.”

(14)                            Owner Trustee.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank USA, National Association, not individually or personally but solely as trustee of the Counterparty in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement (as defined in the Indenture), (b) each of the representations, undertakings and agreements herein made on the part of the Counterparty are made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National Association, but are made and intended for the purpose of binding only the Counterparty, and (c) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by the Counterparty under this Agreement.

(15)                            Amendment to Section 9(b) of the Agreement.  Section 9(b) of the Agreement is amended by adding the following sentence immediately following the end of the first sentence thereof:

“In addition, no amendment modification or waiver in respect of this Agreement will be effective unless it satisfied the Rating Agency Condition.”

(16)                            Amendment to Section 6(e) of the Agreement.  Section 6(e) of the Agreement is amended by deleting the last sentence of the introductory paragraph thereof.

(17)                            The parties agree that there will be no Set-off with respect to this Agreement.

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

BARCLAYS BANK PLC

By:	/s/ Justin Wray
	Name:	Justin Wray
	Title:	Director

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

By: Chase Manhattan Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ John J. Cashin
Name: John J. Cashin
Title: Vice President

CLASS C SWAP

ANNEX A

PARAGRAPH 13 TO

CREDIT SUPPORT ANNEX

to the Schedule to the

Master Agreement

dated as of May 19, 2004

between

BARCLAYS BANK PLC (“Barclays”)	and	WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST (“Counterparty”)

Paragraph 13. Elections and Variables

(a)                                  Security Interest for “Obligations”.  The term “Obligations” as used in this Annex includes no additional obligations with respect to either party.

(b)                                 Credit Support Obligations.

(i)                                     Delivery Amount, Return Amount and Credit Support Amount.

(A)                              “Delivery Amount” has the meaning specified in Paragraph 3(a) , except that the words “upon a demand made by the Secured Party” shall be deleted and the word “that” on the second line of Paragraph 3(a) shall be replaced with the word “a”.

(B)                                “Return Amount” has the meaning specified in Paragraph 3(b).

(C)                                “Credit Support Amount” shall not have the meaning specified in Paragraph 3(b) and, instead, will have the following meaning:

“Credit Support Amount” means, for any Valuation Date, (i) the Secured Party’s Modified Exposure for that Valuation Date minus (ii) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

(ii)                                  Eligible Collateral.  The following items will qualify as “Eligible Collateral”:

		Barclays	“Valuation Percentage”
(A)	USD Cash	X	100%
(B)	Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of one year or less from the Valuation Date	X	98.9%

(C)	Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than one year but less than ten years from the Valuation Date	X	To be determined and subject to the prior written consent of Moody’s and S&P
(D)	Negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of ten years or more from the Valuation Date	X	To be determined and subject to the prior written consent of Moody’s and S&P
(E)	Agency Securities having a remaining maturity of one year or less from the Valuation Date	X	To be determined and subject to the prior written consent of Moody’s and S&P
(F)	Agency Securities having a remaining maturity of more than one year but less than ten years from the Valuation Date	X	To be determined and subject to the prior written consent of Moody’s and S&P
(G)	Agency Securities having a remaining maturity of ten years or more from the Valuation Date	X	To be determined and subject to the prior written consent of Moody’s and S&P
(H)

USD denominated Commercial Paper rated A1/P1 by S&P and Moody’s respectively, that (a) settles within DTC, (b) is not issued by Barclays or any of its Affiliates and (c) has a remaining maturity of 30 days or less from the Valuation Date

		X	To be determined and subject to the prior written consent of Moody’s and S&P

For purposes of the foregoing:

(a) “Agency Securities” means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal

Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

(b) “DTC” shall mean The Depository Trust & Clearing Corporation, or its successor.

(c) “Moody’s” shall mean Moody’s Investors Service, Inc., or its successor.

(d) “S&P” shall mean Standard & Poor’s Ratings Group, or its successor.

(e) Eligible Collateral of the type described in Paragraph 13(b)(ii)(H) may never constitute more than 20% of the total Value of Posted Collateral.

(f) With respect to Posted Collateral consisting of Eligible Collateral of the type described in Paragraph 13(b)(ii)(H), the aggregate Value of such Posted Collateral issued by the same issuer may never be greater than 33% of the aggregate Value of all Posted Collateral consisting of Eligible Collateral of the type described in Paragraph 13(b)(ii)(H).

(iii)                               Other Eligible Support.  There shall be no “Other Eligible Support” for purposes of this Annex, unless (A) agreed in writing between the parties and (B) upon the prior written consent of Moody’s and S&P.

(iv)                              Thresholds.

(A)                              “Independent Amount” means zero.

(B)                                “Threshold” shall not apply with respect to the Counterparty and, with respect to Barclays, shall mean the amounts determined on the basis of the lower of the Credit Ratings set forth in the following table, provided, however, that if (i) Barclays has no Credit Rating, or (ii) an Event of Default has occurred and is continuing with respect to Barclays, Barclays’ Threshold shall be U.S.$0:

CREDIT RATING (S&P /Moody’s/Fitch)	THRESHOLD Barclays

S&P: A-1 or above; and	Infinity

Moody’s (long-term senior unsecured debt of Barclays): A1 or above; and

Moody’s (short-term senior unsecured debt of Barclays): P-1 or above.

S&P: Below A-1; or	US$0

Moody’s (long-term senior unsecured debt of Barclays): Below A1 or A1 on negative watch; or

Moody’s (short-term senior unsecured debt of Barclays): Below P-1 or P-1 on negative watch.

As used herein:

“Credit Rating” means, with respect to (a) S&P, the rating assigned by S&P to the short-term senior unsecured debt of Barclays, and (b) Moody’s, the rating assigned by Moody’s to the long-term senior unsecured debt of Barclays or to the short-term senior unsecured debt of Barclays, as applicable.

(C)                                “Minimum Transfer Amount”, with respect to a party on any

Valuation Date, means U.S. $250,000.

Rounding.  The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of $10,000, respectively.

(c)                                  Valuation and Timing.

(i)                                     “Valuation Agent” means Barclays, unless an Event of Default with respect to Barclays is continuing, in which case “Valuation Agent” shall mean the Counterparty or a financial institution selected by the Counterparty in its reasonable discretion.

(ii)                                  “Valuation Date” means weekly on the last Local Business Day of each week or more frequently if agreed in writing by the parties.

(iii)                               “Valuation Time” means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable.

(iv)                              “Notification Time” means 12:00 p.m., New York time, on a Local Business Day.

(d)                                 Conditions Precedent.  With respect to Barclays, any Additional Termination Event (if Barclays is the Affected Party with respect to such Termination Event) will be a “Specified Condition”.

(e)                                  Substitution.

(i)                                     “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)                                  Consent.  Inapplicable.

(f)                                    Dispute Resolution.

(i)                                     “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)                                  Value.   For the purposes of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

(A) with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage.

(iii)                               Alternative.  The provisions of Paragraph 5 will apply.

(g)                                 Holding and Using Posted Collateral.

(i)                                     Eligibility to Hold Posted Collateral; Custodians.  Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)                                  Counterparty is not a Defaulting Party and

(2)                                  Posted Collateral may be held only in the following jurisdictions:

New York State.

Initially, the Custodian for Counterparty is: Chase Manhattan Bank USA, National Association.

(ii)                                        Use of Posted Collateral.  The provisions of Paragraph 6(c)(i) will not apply to Counterparty but the provisions of Paragraph 6(c)(ii) will apply to the Counterparty; provided, however, that the Counterparty shall invest, or cause to be invested, Posted Collateral in the form of Cash in such Eligible Investments (as defined in the Indenture) as designated by Barclays.  The Counterparty is authorized to liquidate any Posted Credit Support pursuant to written instructions from Barclays.

(h)                                 Distributions and Interest Amount.

(i)                                     Interest Rate.  Not Applicable.

(ii)                                  Transfer of Interest Amount.  The Transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month.

(iii)                               Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will not apply and, instead, the Interest Amount payable by the Counterparty specified in subparagraph (h)(ii) will be the amount of actual cash earnings on Posted Collateral in the form of Cash during the relevant Interest Period.

(i)                                     Additional Representation(s).  Not Applicable.

(j)                                     Other Eligible Support and Other Posted Support.

(i)                                     “Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(ii)                                  “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable

(k)                                  Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Counterparty:

Barclays:

(l)                                     Addresses for Transfers.

Counterparty: as set forth in notices to Barclays from time to time

Barclays:

(m)                               Other Provisions:

(i)                                     Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of this Annex:

(b) Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to Counterparty and all corresponding references to the “Pledgor” will be to Barclays.

(ii)                                  Modification to Paragraph 2:  The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

Paragraph 2.  Security Interest.  The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in and lien on against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

(iii)                               Modification to Paragraph 8(a):  Paragraph 8(a) is modified by deleting the text of clause (iii) thereof and replacing such text with the word “Reserved”.

(iv)                              Modification to Paragraph 8(b)(iv):  Paragraph 8(b)(iv) is modified and restated in its entirety to read as follows:

“(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.”

(v)                                 Modification to Paragraph 8(c):  Paragraph 8(c) is modified and restated in its entirety to read as follows:

“(c)                            Deficiencies and Excess Proceeds.  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation and/or application under Paragraphs 8(a) and 8(b).”

(vi)                              Modification to Paragraph 9:  The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:

Paragraph 9.   Representations.  The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:

(vii)                           Modifications to Paragraph 12:  The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

“Pledgor” means Barclays, when that party (i) is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Secured Party” means Counterparty, when that party (i) is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

(viii)                        Addition to Paragraph 12:  The following definitions of “Modified Exposure” shall be added immediately after the definition of the term “Minimum Transfer Amount” and immediately prior to the definition of the term “Notification Time” in Paragraph 12 of this Annex:

“Modified Exposure” means, for any Valuation Date, an amount equal to the greater of (i) the sum of the Secured Party’s Exposure for that Valuation Date and 2.5% of the outstanding Notional Amount of the Transaction, and (ii) the amount of the next scheduled payment that is required to be made by Barclays pursuant to the Transaction.

(ix)                                Modification to Paragraph 12:  Clause “(B)” of the definition of “Value” will be substituted to read in its entirety as follows:

“(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any;”

(x)                                   Addition to Paragraph 12:  The following definition of “Pricing Sources” shall be added immediately after the definition of the term “Posted Credit Support” and immediately prior to the definition of the term “Recalculation Date” in Paragraph 12 of this Annex:

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

(xi)                                Expenses.  Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

Accepted and Agreed:

BARCLAYS BANK PLC

By:
Name:
Title:

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

By: Chase Manhattan Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title: